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                                                                     EXHIBIT 5.1

                                 March 5, 1999


Autodesk, Inc.
111 McInnis Parkway
San Rafael, CA 94903

     Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission on September 30, 1998, as amended by Amendment No. 1 filed on February 26, 1999 and Amendment No. 2 filed on March 5, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 3,450,000 shares (including an over-allotment option granted to the underwriters to purchase 450,000 shares) of Common Stock, $0.01 par value of Autodesk, Inc. (the "Shares"). The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement being filed as an exhibit thereto. As your counsel, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.


                                    Sincerely,

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation

                                    /s/ WILSON SONSINI GOODRICH & ROSATI